UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2008

MAJESTIC OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	4600	20-1673271
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 488, Cut Bank, Montana	59427
(Address of principal executive offices)	(Zip Code)

(406) 873-5580
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

(a)    On October 28, 2008, Gordon, Hughes & Banks (“GH&B”) resigned as Majestic Oil & Gas, Inc.’s (“Majestic”) independent registered public accounting firm. GH&B recently entered into an agreement with Eide Bailly, LLP (“Eide Bailly”), pursuant to which Eide Bailly will acquire the operations of GH&B and certain of the professional staff and shareholders of GH&B will join Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly. Eide Bailly currently serves as contract internal accountant to Majestic and, as such, prepares Majestic’s internal annual and quarterly financial statements. Majestic intends to retain Eide Bailly as its contract internal accountants following the acquisition as described herein.

GH&B’s reports on the financial statements for Majestic’s fiscal years ended December 31, 2007, and December 31, 2006, and interim financial statements, did not contain any adverse opinion or a disclaimer of opinion. The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

Majestic had no disagreements with GH&B during the two most recent fiscal years, or during the subsequent interim periods preceding the resignation on any matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of GH&B, would have caused GH&B to make reference to the subject matter of such disagreement(s) in connection with its report.

Majestic provided GH&B with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish Majestic with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the expression of Majestic’s views, or the respects in which it does not agree with the statements made by Majestic herein. GH&B has provided a letter addressed to the SEC in response to Item 304(a)(3) of Regulation S-K annexed hereto as Exhibit 16.1.

(b)  On October 28, 2008, Majestic engaged Richey, May & Co., LLP (“Richey May”), as its independent registered public accounting firm. During Majestic’s fiscal years ended December 31, 2007 and December 31, 2006, and in the subsequent interim periods preceding the resignation of GH&B, Majestic did not engage Richey May as an accountant. Majestic did not consult Richey May on the application of accounting principles to a specific transaction, completed or proposed. Richey May did not provide any written or oral advice that was an important factor considered by our company in reaching a decision as to any such accounting, auditing or financial reporting issue. Majestic did not, nor did it have occasion to, consult with Richey May with respect to any matter that was subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Majestic has provided Richey May with a copy of the disclosures contained herein and provided Richey May with an opportunity to furnish Majestic with a letter addressed to the SEC containing any new information, clarification of Majestic’s expression of its views, or the respects in which it does not agree with the statements made by Majestic herein. Richey May has advised Majestic that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Gordon Hughes & Banks, LLP Letter dated October 28, 2008 addressed to the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majestic Oil & Gas, Inc.

Dated: October 28, 2008	By:	/s/ Patrick M. Montalban
Patrick M. Montalban
President & CEO
Majestic Oil & Gas, Inc.